UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 3, 2018

Malvern Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-54835	45-5307782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

42 E. Lancaster Avenue, Paoli, Pennsylvania		19301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(610) 644-9400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

On October 3, 2018, Malvern Bancorp, Inc. (the “Company”) and its wholly-owned bank subsidiary, Malvern Bank, National Association (the “Bank”), entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P., as underwriter (the “Underwriter”), to offer and sell 1,190,477 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), at a public offering price of $21.00 per share in an underwritten public offering (the “Offering”). As part of the Offering, the Company granted the underwriter a 30-day option to purchase up to an additional 178,571 shares of Common Stock. The underwriting discounts and commissions were $1.05 per share sold in the Offering (except that the underwriting discounts and commissions were $0.42 per share with respect to an aggregate of 63,947 shares purchased in the Offering by our directors, executive officers, employees and certain existing shareholders). The net proceeds of the Offering, after deducting underwriting discounts and commissions and estimated expenses payable by the Company, and without exercise of the Underwriter’s option, are expected to be approximately $23.4 million.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Bank, customary conditions to closing, indemnification obligations of the Company, the Bank and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to Exhibit 1.1 to this Current Report on Form 8-K.

Pursuant to the Underwriting Agreement, directors and certain executive officers of the Company and the Bank entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of shares of the Company’s Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, subject to certain exceptions.

The offer and sale of shares of Common Stock to be sold in the Offering have been registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (Registration No. 333-219999) declared effective by the Securities and Exchange Commission on August 25, 2017 (the “Registration Statement”). The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated October 3, 2018.

Item 8.01. Other Events.

On October 4, 2018, the Company issued a press release announcing the pricing of the Offering, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
1.1	Underwriting Agreement dated October 3, 2018.
5.1	Opinion of Eckert Seamans Cherin & Mellott, LLC.
23.1	Consent of Eckert Seamans Cherin & Mellott, LLC (included in Exhibit 5.1).
99.1	Press Release dated October 4, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MALVERN BANCORP, INC.

Date: October 5, 2018	By:	/s/ Joseph D. Gangemi
Joseph D. Gangemi
Senior Vice President and Chief Financial Officer

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